UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 16, 2018

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

4141 N. Scottsdale Road, Scottsdale, Arizona  85251

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:  (623) 300-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                           [  ]

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 16, 2018.  All proposals were approved.  The voting results for each of the proposals submitted to a vote of shareholders at the Annual Meeting are set forth below.

Election of Directors

Name	For	Withheld
David W. Scheible	40,517,923	1,141,128
Bruce A. Carlson	41,067,114	591,937
Douglas G. Duncan	36,948,526	4,710,525
Robert K. Gifford	41,060,829	598,222
Kenneth T. Lamneck	40,510,355	1,148,696
Jeffrey S. McCreary	41,060,698	598,353
Paul J. Tufano	39,999,320	1,659,731
Clay C. Williams	40,240,100	1,418,951

In addition, there were 1,782,417 broker non-votes on the Election of Directors.  Based on the results, Messrs. Scheible, Carlson, Duncan, Gifford, Lamneck, McCreary, Tufano and Williams have been elected as Directors and will hold office until the Company’s 2019 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

Say on Pay
For	Against	Abstain	Non-Vote
40,113,841	1,486,273	58,937	1,782,417

Ratification of Auditors
For	Against	Abstain	Non-Vote
42,760,275	612,915	68,278	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: May 21, 2018	By: /s/ Roop K. Lakkaraju
Roop K. Lakkaraju
Chief Financial Officer